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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             SLM HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

                  DELAWARE                               52-2013874
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

11600 SALLIE MAE DRIVE, RESTON, VIRGINIA                           20193
(Address of principal executive offices)                         (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered
-------------------------------------------     --------------------------------
6.970% CUMULATIVE REDEEMABLE PREFERRED          NEW YORK STOCK EXCHANGE
STOCK, SERIES A, PAR VALUE $.20 PER SHARE


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]


If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]


  Securities Act registration statement file number to which this form relates:
                                    333-83941

       Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE


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                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the 6.970% Cumulative Redeemable Preferred Stock, Series A, par value $.20 per share ("Series A Preferred Stock"), of SLM Holding Corporation (the "Company") shall be contained in a Prospectus Supplement to be filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended. Such Prospectus Supplement shall supplement the Prospectus contained in the Company's Registration Statement on Form S-3 (File No. 333-83941), which became effective on October 19, 1999. Such Prospectus Supplement shall be deemed to be incorporated herein by reference for all purposes.

ITEM 2.   EXHIBITS.

         The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Company are registered. Accordingly, the following exhibits, required to be filed herewith in accordance with the Instructions as to Exhibits to Form 8-A, have been duly filed with the New York Stock Exchange:


         (1) Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.3 of the registrant's registration statement on Form S-1 (File No. 333-21217))

         (2)      Bylaws of the Company (incorporated by reference to Exhibit
                  4.4 of the registrant's registration statement on Form S-1 (File No. 333-21217))

         (3) Certificate of Designation of Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of 6.970% Cumulative Redeemable Preferred Stock, Series A.





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                                   SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                        SLM HOLDING CORPORATION



                        By:  /s/ Mark G. Overend
                           -------------------------------------------------
                                 Mark G. Overend
                                 Senior Vice President and Chief Financial
                                 Officer


DATED:    November 10, 1999